Exhibit 3.65

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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:53 AM 12/21/2011
FILED 11:30 AM 12/21/2011
SRV 111320625 - 2970331 FILE

CERTIFICATE OF MERGER

OF

MILFORD HOLDCO LLC

WITH AND INTO

MILFORD POWER COMPANY, LLC

In accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), the undersigned limited liability company hereby certifies the following facts relating to the merger of Milford Holdco LLC, a Delaware limited liability company, with and into Milford Power Company, LLC, a Delaware limited liability company (the "Merger").

FIRST: The name of the surviving limited liability company is Milford Power Company, LLC, a Delaware limited liability company ("Milford"), and the name of the limited liability company being merged with and into this surviving limited liability company is Milford Holdco LLC, a Delaware corporation ("Holdco").

SECOND: An Agreement and Plan of Merger, dated as of December 21, 2011, by and between Milford and Holdco (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by Milford and Holdco in accordance with the provisions of Section 18-209 of the DLLCA.

THIRD: The name of the surviving limited liability company is Milford Power Company, LLC, which will continue its existence under its present name.

FOURTH: The Certificate of Formation of Milford in effect immediately prior to the effective time of the Merger will be the Certificate of Formation of the surviving limited liability company.

FIFTH: This Certificate of Merger and the Merger will become effective as of 12:01 AM on December 22, 2011.

SIXTH: An executed copy of the Merger Agreement is on file at 100 Constitution Plaza, 10th Floor, Hartford, CT 06103, the principal place of business of the surviving limited liability company.

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any stockholder or member of the constituent companies.

IN WITNESS WHEREOF, the undersigned limited liability company has caused this Certificate of Merger to be signed by an authorized officer this 21st day of December, 2011.

MILFORD POWER COMPANY, LLC

By: /s/ Curtis Morgan
Name: Curtis Morgan
Title: President and CEO